SCHEDULE A

                            (as of August 28, 2018)


                                     FUNDS

                                             ANNUAL RATE
                                             OF AVERAGE
                                              DAILY NET
 Series                                        ASSETS            EFFECTIVE DATE
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 First Trust Dorsey Wright DALI 1 ETF              0.30%           May 11, 2018
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 First Trust Dorsey Wright Momentum &              0.60%        August 30, 2018
 Low Volatility ETF
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 First Trust Dorsey Wright Momentum &              0.60%        August 30, 2018
 Value ETF